SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 3, 2009
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2009, the Board of Directors (the “Board”) of Discovery Laboratories, Inc. (the “Company”) approved the execution and delivery of a non-employee executive agreement (the “CEO Agreement”) with Mr. W. Thomas Amick, Chairman of the Board of the Company.  Effective as of August 13, 2009, Mr. Amick assumed the responsibilities of the Chief Executive Officer on an interim basis following the resignation of Robert J. Capetola, Ph.D. as Chief Executive Officer of the Company.  Mr. Amick has agreed to devote, on a part-time basis, such of his business time, attention and efforts as reasonably necessary to the proper performance of his duties, which the Company currently anticipates will involve on average two days per week.  Under the CEO Agreement, Mr. Amick will be paid at a per diem rate of $3,000, payable in arrears at the end of each calendar month.  In addition, on September 3, 2009, in accordance with the CEO Agreement, the Compensation Committee of the Board authorized a grant of options to Mr. Amick to purchase 60,000 shares of common stock of the Company under the Company’s 2007 Long-Term Incentive Plan (the “Plan”) at an exercise price of  $0.49 per share, the closing market price of the Company’s common stock on the date of grant.  The option grant, in part, replaces an automatic grant of options to purchase 30,000 shares of common stock of the Company that Mr. Amick would have received under the Plan as a non-executive Chairman of the Board.  The options will vest in full on the first anniversary date of the grant.  The foregoing summary of the CEO Agreement is qualified in its entirety by the full text of the CEO Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Mr. Amick has served as a member of the Company’s Board since September 2004 and as its Chairman of the Board since March 2007.  Mr. Amick currently serves as Chairman of the Board for Argolyn Bioscience and Chairman and CEO of Aldagen, Inc.  In 2004, Mr. Amick retired from a distinguished 30-year career with Johnson & Johnson, having most recently served as Vice President, Business Development at Johnson & Johnson Development Corporation from 2003 to 2004, and President of Ortho Biotech Europe from 2001 to 2003.  He also served as President of Janssen-Ortho, Inc., managing the entire Johnson & Johnson pharmaceutical and biotechnology portfolio for Canada, as Vice President of the Oncology Franchise of Ortho Biotech, and has held various other sales and executive positions throughout his career.  Mr. Amick is a member of the Advisory Boards for Quaker BioVentures and Intersouth Partners and a member of the boards of directors of several private biotechnology companies.  He holds a B.A. degree in business administration from Elon College and has attended executive courses at the Kellogg School of Management, Harvard Business School and Darden School of Business.

As of August 13, 2009 the, Company entered into a separation agreement and general release (the “Separation Agreement”) with Dr. Capetola providing for (i) an upfront severance payment of $250,000, (ii) periodic payments in an amount equal to his base salary (calculated at a rate of $490,000 per annum), in accordance with stated payroll practices and less required withholdings, with such payment to end the earlier of (x) May 3, 2010 or (y) the date, if ever, a Corporate Transaction event takes place (as such term is defined in the Separation Agreement), and (iii) the accelerated vesting of all outstanding restricted shares and options which shall remain exercisable to the end of their stated terms.  In addition, Dr. Capetola will be entitled to the continuation of medical and insurance coverage for a period of 24 or 27 months, depending upon circumstances.  In addition, the Separation Agreement provides that upon the occurrence of a Corporate Transaction prior to May 4, 2010, Dr. Capetola will receive a payment of up to $1,580,000 or, if any such Corporate Transaction also constitutes a Change of Control (as such term is defined in the Separation Agreement), a payment of up to $1,777,500; provided, however, that in each case any such payment shall be reduced by the sum of the amounts that may then have been already paid under clauses (i) and (ii) of this paragraph.  A “Corporate Transaction” is defined in the Separation Agreement as (1) one or more corporate partnering or strategic alliance transactions, Business Combinations or public or private financings that (A) are completed during the Severance Period (as defined in the Separation Agreement) and (B) result in cash proceeds (net of transaction costs) to the Company of at least $20 million received during the Severance Period or within 90 calendar days thereafter, or (2) an acquisition of the Company, by business combination or other similar transaction, that occurs during the Severance Period and the consideration paid to stockholders of the Company, in cash or securities, is at least $20 million.  For this purpose, net proceeds shall be calculated without taking into account any amounts received by the Company as reimbursement for costs of development and research activities to be performed in connection with any such transaction.  The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

On September 3, 2009, the Board approved an amendment (the “Amendment”) to the vesting provisions of restricted shares of the Company’s common stock, par value $0.001 per share, (the “RSAs”) that were awarded as of October 31, 2007 to certain key employees of the Company, including the individuals set forth below (“Grantees”), as replacement grants to shares of phantom stock previously granted to awardees on December 16, 2005 and January 3, 2006.  The RSA’s were originally scheduled to vest fully on the date the Company’s first drug product becomes widely commercially available, as such date is determined by the Company.  Under the Amendment,  the shares of restricted stock shall vest on the fourth anniversary of the original date of grant.

Name and Position	Grants of Restricted Shares Effective October 30, 2007
John G. Cooper Executive Vice President, Chief Financial Officer and Treasurer	9,000
David L. Lopez, Esq., CPA Executive Vice President, General Counsel, Chief Compliance Officer and Secretary	9,000
Robert Segal, M.D. Senior Vice President Medical and Scientific Affairs, and Medical Officer	4,000

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 3, 2009, the Board adopted an amendment to the Company’s Amended and Restated By-Laws (“By-Laws”).  In Article I, Section 9, the Board modified the timelines, requirements, and procedures concerning stockholder nominations of candidates to elections of the Board of Directors, including the requirement that the stockholder represent that such person will not have undisclosed voting arrangements as a director and that the stockholder disclose material relationships between the stockholder and the nominee, opportunities for the stockholder to profit from any change in the value of the shares of the Company and any proxy arrangements, short positions, dividend rights and performance related fees connected with a change in value of the Company’s shares.

In Article I, Section 10, the Board modified terms governing stockholder proposals other than director nominations, including requiring the enhanced stockholder disclosure requirements added to Article I, Section 9 as described above.

The foregoing description of the amendment to the By-Laws is qualified in its entirety by reference to the full text of the By-Laws.

Pursuant to Article II, Section 2 of the By-Laws, the number of directors of the Company may be increased or decreased by the vote of a majority of the entire Board then in office.  On September 3, 2009, the Board unanimously adopted a resolution setting the size of the Board at five members, effective immediately, which represents a decrease of one in the size of the Board.

Item 8.01.  Other Events.

On September 4, 2009, the Company issued a press release announcing that its 2009 annual meeting of stockholders will be held on December 7, 2009 in New York, New York.  The record date for determining stockholders entitled to vote at the meeting will be October 8, 2009.

The date of the 2009 annual meeting will be more than 30 days after the anniversary date of the 2008 annual meeting.  Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proposals for inclusion in the Company’s proxy statement for the 2009 annual meeting by submitting their proposals to the Company a reasonable time before the Company begins to print and send its proxy materials. The Company’s Board of Directors has set September 15, 2009 as the deadline for receipt of stockholder proposals pursuant to Rule 14a-8.  In order for a proposal under Rule 14a-8 to be considered timely, it must be received by the Company on or prior to September 15, 2009, at the Company’s principal executive offices at 2600 Kelly Rd., Suite 100, Warrington, PA 18976 and be directed to the attention of the Corporate Secretary.  All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement for the 2009 annual meeting.

Under the Company’s By-Laws, stockholders may also present a proposal or director nomination at the 2009 annual meeting if advance written notice is timely given to the Secretary of the Company, at the Company’s principal executive offices, in accordance with the Company’s By-Laws.  To be timely, notice by a stockholder of any proposal or nomination must be provided not later than the close of business on September 15, 2009.  The Company’s By-Laws specify requirements relating to the content of the notice that stockholders must provide.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated By-Laws of Discovery Labs, effective as of September 3, 2009.
10.1	Agreement dated as of August 13, 2009 by and between Discovery Labs and W. Thomas Amick.
10.2	Agreement dated as of August 13, 2009 by and between Discovery Labs and Robert J. Capetola.
99.1	Press release dated September 4, 2009.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ W. Thomas Amick
Name:	W. Thomas Amick
Title:	Chairman of the Board and Interim
Chief Executive Officer

Date:  September 4, 2009